UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 21, 2012

Wells Real Estate Fund XIII, L.P.
(Exact Name of Registrant as Specified in Charter)

Georgia	000-49633	58-2438244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 21, 2012, Fund XIII and Fund XIV Associates (the “Joint Venture”), a joint venture partnership between Wells Real Estate Fund XIII, L.P. (the “Registrant”) and Wells Real Estate Fund XIV, L.P., and Etour and Travel, Inc. ("Etour"), an unrelated party, entered into the second amendment to the lease agreement (the “Amendment”) at the Siemens - Orlando Building, two single-story office buildings containing approximately 82,000 rentable square feet located in Orlando, Florida. The Amendment, which is effective June 1, 2012, expands Etour's square footage from 12% to 20% of the buildings and extends the lease term on the expanded square footage from November 30, 2012 to December 31, 2017. The Registrant owns an equity interest of approximately 47% in the Joint Venture, which owns 100% of the Siemens - Orlando Building.

Effective June 1, 2012, annual base rent per square foot will decrease from $17.11 to $14.00 and shall be payable as provided by the Amendment. The base rent is scheduled to increase by 3% annually beginning on June 1, 2013. In addition to base rent, Etour is required to reimburse the Joint Venture for its pro rata share of all operating expenses for the Siemens - Orlando Building. Etour is entitled to a landlord-funded tenant allowance of approximately $254,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND XIII, L.P. (Registrant)

By:	WELLS CAPITAL, INC. General Partner

By:	/s/ Douglas P. Williams Douglas P. Williams Senior Vice President

Date: May 24, 2012